UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts	01013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 28, 2013, Chicopee Bancorp, Inc. (the “Company”) and Chicopee Savings Bank (the “Bank”) entered into an amendment to the change in control agreement, dated as of June 18, 2010, with Guida R. Sajdak, Senior Vice President and Chief Financial Officer (the “Executive”).

The amendment provides that in the event of the Executive’s involuntary termination of employment for a reason other than “just cause” or voluntary resignation for “good reason” occurring prior to a change in control of the Company or the Bank, Ms. Sajdak will be entitled to a lump sum cash payment equal to eighteen (18) months of base salary payable within five days following the date of termination.  In addition, Ms. Sajdak would be required to adhere to a six month non-competition provision.

The foregoing description of the amendment to the change in control agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the change in control agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

Exhibit 10.1	Amendment to Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: March 1, 2013	By:	/s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer